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                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                            --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                 JULY 29, 1994
                                 Date of Report
                       (Date of earliest event reported)


                           --------------------------


                             MICROSOFT CORPORATION
             (Exact name of registrant as specified in its charter)


           WASHINGTON                    0-14278                 91-1144442
(State or other jurisdiction of     (Commission File           (I.R.S.Employer
 incorporation or organization)         Number)              Identification No.)



              ONE MICROSOFT WAY, REDMOND, WASHINGTON    98052-6399
          (Address of principal executive office, including zip code)

                                 (206) 882-8080
              (Registrant's telephone number, including area code)

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Item 5.   Other Events

Microsoft's revenues and net income for the 30-day period ended July 27, 1994 were $399 million and $103 million. On June 27, 1994, Microsoft merged with SOFTIMAGE, Inc., in a share for share exchange. Such transaction has been accounted for as a pooling of interests. The revenue and net income amounts set forth above include 30 days of combined operations of Microsoft and SOFTIMAGE. This information is reported for purposes of complying with the Securities and Exchange Commission's Accounting Series Release 135. This information includes operations from part of the fourth quarter of Microsoft's fiscal year ended June 30, 1994 and is not necessarily indicative of the results of operations for Microsoft's first quarter ending September 30, 1995 or the fiscal year ending June 30, 1995.





                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Microsoft Corporation


                 Date:  July 29, 1994         By:  /s/ Michael W. Brown
                                                   ---------------------------
                                                   Michael W. Brown,
                                                   Vice President, Finance
                                                   (Principal Financial and
                                                   Accounting Officer and Duly
                                                   Authorized Officer)